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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 15, 2004

LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000

n/a
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Press Release
Press Release

Item 9. Regulation FD Disclosure.

     LodgeNet Entertainment Corporation announced on June 15, 2004 that it plans to publicly offer 3.95 million shares of its common stock in a take-down offering made from a shelf registration statement that became effective April 16, 2004. UBS Securities LLC is acting as the book-running manager in this offering. Bear, Stearns & Co. Inc. and CIBC World Markets Corp. are acting as co-lead managers. In connection with the offering, LodgeNet has agreed to grant to the underwriters an option to purchase up to 592,500 additional shares solely to cover over-allotments. The press release regarding this announcement is furnished as Exhibit 99.1

     LodgeNet also issued a press release on June 15, 2004, a copy of which is attached as Exhibit 99.2. The press release updated guidance for the second quarter and full-year of 2004.

     The information in this Item 9 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION
Date:	June 16, 2004	By	/s/ Scott C. Petersen Scott C. Petersen
		Its	President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release (furnished)
99.2	Press Release (furnished)